Exhibit 99.1
TerraForm Global Announces Election of Alan Miller to Board of Directors

Enhances Board’s Independence as well as its Financial and Transactional Experience

BETHESDA, Md., January 26, 2017 -- TerraForm Global, Inc. (Nasdaq: GLBL) (the “Company”), a global owner and operator of clean energy power plants, today announced the election of an independent director, Alan B. Miller, to the Company’s Board of Directors, effective January 25, 2017. Mr. Miller replaced Mr. David Springer, who has resigned from the TerraForm Global Board.

“We are excited to welcome Alan to TerraForm Global as we further enhance the independence of our Board of Directors,” said Peter Blackmore, TerraForm Global’s Chairman and Interim Chief Executive Officer. “Alan brings more than 40 years of experience working on complex financial restructurings and, with his proven leadership and judgment, will strengthen our Board’s transactional expertise as we continue to establish TerraForm Global as an independent company and conduct our strategic alternatives process.”

Blackmore continued, “We thank David Springer for his service to TerraForm Global and wish the best for him in his future endeavors.”

Mr. Miller will stand for reelection at TerraForm Global’s next annual meeting of shareholders. With the replacement of Mr. Springer with Mr. Miller, and the previously announced appointment of Mr. David Mack, another independent director, the number of independent directors on TerraForm Global’s Board increased from five to seven members.

About Alan Miller

Mr. Miller spent more than 40 years as a partner, senior partner and senior counsel in the Business Finance & Restructuring Department of Weil Gotshal & Manges LLP. Prior to his retirement in 2005, Mr. Miller represented debtors, trustees, secured creditors, unsecured creditors, creditors’ committees, investors and purchasers and sellers of distressed entities and assets and advised on bankruptcy and insolvency law dealing with out-of-court and in-court restructurings of large corporate, partnership and limited liability company entities. Since 2006, Mr. Miller has served as Special Counsel and Litigation Trustee at Collins & Aikman Corporation where he has supervised ongoing litigation through the effective date of Collins & Aikman’s Chapter 11 liquidation plan. Mr. Miller is a leader in the field of restructurings and business reorganizations and has extensive experience as a board member, trustee and officer of companies impacted by business reorganizations. Mr. Miller current serves on the board of directors of Ceva Holdings LLC and Ceva Group, PLC, Spanish Broadcasting System, Inc.and Samson Resources Corporation. He holds a J.D. from Boston College Law School and a B.A. from Trinity College.

About TerraForm Global

TerraForm Global is a renewable energy company that is changing how energy is generated, distributed and owned. TerraForm Global creates value for its investors by owning and operating clean energy power plants in high-growth emerging markets. For more information about TerraForm Global, please visit: www.terraformglobal.com.

Cautionary Note Regarding Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. These statements involve estimates, expectations, projections, goals, assumptions, known and unknown risks, and uncertainties and typically include words or variations of words such as “expect,” “anticipate,” “believe,” “intend,” “plan,” “seek,” “estimate,” “predict,” “project,” “goal,” “guidance,” “outlook,” “objective,” “forecast,” “target,” “potential,” “continue,” “would,” “will,” “should,” “could,” or “may” or other comparable terms and phrases.

They include, without limitation, statements relating to the expertise of the Company’s board of directors; the establishment of TerraForm Global as an independent company, the conduct of the Company’s strategic alternatives process and the reelection of board members. These forward-looking statements are based on current expectations as of the date of this press release and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to: the ability of the Company to successfully establish itself as an independent company; the outcome of the Company’s strategic alternatives process; the timing of the Company’s next annual meeting of shareholders; as well as additional factors we have described in other filings with the Securities and Exchange Commission.

The risks included above are not exhaustive. Other factors that could adversely affect our business and prospects are described in the filings made by us with the Securities and Exchange Commission.

The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Contacts:

Investors:

Brett Prior
TerraForm Global
investors@terraform.com

Media:

Meaghan Repko / Joseph Sala / Nicholas Leasure
Joele Frank, Wilkinson Brimmer Katcher
media@terraform.com
(212) 355-4449